Exhibit 23.5

April 24, 2026

To:	Decent Holding Inc.

4th Floor & 5th Floor North Zone, Dingxin Building,

No. 106 Aokema Avenue,

Laishan District, Yantai City,

Shandong Province, People’s Republic of China

Re:	Consent of People’s Republic of China Counsel

Dear Sir/Madam,

We consent to the reference to our firm under the headings “Prospectus Summary”, “Risk Factors” and “Legal Matters” and elsewhere in the Registration Statement on Form F-3 (the “Registration Statement”), which is filed with the U.S. Securities and Exchange Commission on the date hereof. We also consent to the filing of this consent letter with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Guantao Law Firm